Exhibit 16.1

Grant Thornton

January 28, 2015

U.S. Securities and Exchange Commission	Grant Thornton LLP
Office of the Chief Accountant	2001 Market Street, Suite 700
100 F Street, NE	Philadelphia, PA 19103-7080
Washington, DC 20549
T 215.561.4200
F 215.561.1066
GrantThornton.com
linkd.in/GrantThorntonUS
twitter.com/GrantThorntonUS

Re: American Realty Capital Daily Net Asset Value Trust, Inc.

File No. 333-169821

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of American Realty Capital Daily Net Asset Value Trust, Inc. dated January 28, 2015, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP